Exhibit 2


                                 PERDIGAO S. A.
                           CNPJ-MF 01.838.723/0001-27
                                 PUBLIC COMPANY

          SUMMARY OF THE MINUTES OF THE FOURTH/2003 ORDINARY MEETING OF
                             THE BOARD OF DIRECTORS

DATE, PLACE AND TIME: May 20th, 2003, at 11:00 a.m., at Av. Escola Politecnica, 760, Sao Paulo, SP. QUORUM: Absolute Majority of the Members. ON MOTION: Eggon Joao da Silva, Chairman, and Ney Antonio Flores Schwartz, Secretary. RESOLUTIONS ADOPTED BY THE BOARD: 1) ELECTION OF EXECUTIVE OFFICERS: The Board of Directors approved, according to the Articles 11, item 2), 12, item 9), 13 and 16 of By-Laws, reelect the actual Executive Officers of the Company, as well as elect the Supply Chain Director, all with mandate of 2 years until the Meeting of the Board of Directors of May, 2005, was elected as follows: Chief Executive
Officer: Nildemar Secches, Brazilian, married, mechanical engineer, CPF number 589.461.528-34, RG number 3.997.339-6, SSP/SP, living in Sao Paulo-SP; Chief Operating Officer: Paulo Ernani de Oliveira, Brazilian, married, agronomic engineer, CPF number 132.104.160-87, RG number 17/R-1.693.495, SSP/SC, living in Videira-SC; Chief Sales Officer: Joao Rozario da Silva, Brazilian, married, economist, CPF number 025.747.138-34, RG number 3.646.661-X, SSP/SP, living in Sao Paulo-SP; Chief Financial Officer: Wang Wei Chang, Brazilian naturalized, married, electric engineer, CPF number 534.698.608-15, RG number 3.370.889-0, SSP/SP, living in Sao Paulo-SP; Business Development Director: Nelson Vas Hacklauer, Brazilian, married, business administrator, CPF number 522.156.958-20, RG number 4.812.458, SSP/SP, living in Sao Paulo-SP; Supply Chain Director: Wlademir Paravisi, Brazilian, married, business administrator, CPF number 387.161.009-72, RG number 742.993, SSP/SC, living in Sao Paulo-SP. 2) Other issues related to the Company. TERMINATION: Upon motion duly made, seconded and carried unanimously, the meeting was adjourned. Eggon Joao da Silva, Chairman; Ney Antonio Flores Schwartz, Secretary; Carlos Eduardo da Silva Bessa; Luis Carlos Fernandes Afonso; Antonio Carlos Valente da Silva; Jaime Hugo Patalano; Adezio de Almeida Lima; Maurilio Rossi. (I do hereby certify that the present is a summary of the original minute transcribed in the Book n(0) 1 of Ordinary and Extraordinary Minutes of the Board of Directors of the Company, at page 96).

                           NEY ANTONIO FLORES SCHWARTZ
                                    SECRETARY

CNPJ:   General Taxpayers' Register
CPF:    Individual Taxpayers' Register
RG:     ID